EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-144888) on Form S-1 of our report dated April 9, 2010 relating to the financial statements of SN Strategies Corp., for the year ended December 31, 2009, and to the reference to our firm under the caption “Experts” in the Prospectus.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Niguel, California
April 15, 2010

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